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                                                                    EXHIBIT 23.2







                       CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement Form S-8 to be filed on August 21, 1995 pertaining to the Nonqualified Stock Option Plan of Medar, Inc. of our report dated February 20, 1995, with respect to the consolidated financial statements and schedule of Medar, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.






                                                            Ernst & Young LLP



Detroit, Michigan
August 18, 1995